Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey Theiler Executive Vice President and CFO (414) 978-6521 jnt@docreit.com	Investors: The Ruth Group David Burke/Carol Ruth (646) 536-7009 dburke@theruthgroup.com cruth@theruthgroup.com

Physicians Realty Trust Reports Third Quarter and Year to Date 2014 Financial Results

Total Real Estate Assets Now Exceed $700 Million

Physicians Realty Trust to be Added to MSCI US REIT Index (RMS/RMZ)

Third Quarter Highlights:

•                  Reported third quarter 2014 total revenue of $14.2 million, up 279.8% year-over-year

•                  Recorded third quarter 2014 rental revenue of $12.5 million, a 328.3% year-over-year increase

•                  Generated quarterly normalized funds from operations (FFO) of $0.17 per share on a fully diluted basis

•                  Record quarter of investments with an aggregate of approximately $226.2 million in acquisitions comprised of 16 buildings totaling 795,139 square feet

•                  Completed a public equity offering that generated $145.7 million in net proceeds

•                  Obtained a new unsecured revolving credit facility with maximum borrowing capacity of $400 million

•                  Declared quarterly dividend of $0.225 per share for the third quarter 2014, paid October 30, 2014

•                  Implemented a $150 million at-the-market equity offering program

•                  Achieved 95.4% portfolio wide occupancy based on square footage as of September 30, 2014

•                  Increased gross leasable square footage by 45.9% to 2,524,950 square feet as of September 30, 2014, from 1,731,069 as of June 30, 2014

•                  Closed an additional $23.1 million of acquisitions as of October 31, 2014

Milwaukee, WI —November 12, 2014 — Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed healthcare real estate investment trust, today announced results for the third quarter ended September 30, 2014.

John Thomas, President and Chief Executive Officer of the Trust, commented, “This quarter was one of our most successful quarters to date, as we were able to add 16 high quality properties to our portfolio with an aggregate value of $226 million. Including these newly acquired buildings, our portfolio has grown from $124 million in assets at our IPO just over 1 year ago to more than $700 million today.   We are excited about our growth trajectory and our team’s execution as we work to become one of the leading owners of high quality medical properties in the US.”

“With Jeff Theiler’s leadership, we continue to make progress towards building a strong balance sheet, which will enable us to capitalize on our acquisition pipeline and support long-term growth.  In addition to implementing a new $150 million at-the-market equity program, we successfully completed a follow on equity offering in September, raising $145.7 million in net proceeds.  On the lending side, Jeff worked closely with our banking relationships to establish a new $400 million unsecured revolving credit facility, which significantly reduces our cost of borrowing and increases our financial flexibility.  We believe these enhancements to our capital structure will help us continue to grow our portfolio of high quality medical office buildings and create sustainable shareholder value along the way.”

Mr. Thomas concluded, “We are also very excited about joining the MSCI US REIT Index at the close of business on November 25, 2014.  It is quite an accomplishment to become part of this index so soon after our IPO in July 2013. It’s a testament to our commitment and plans to grow our portfolio and create shareholder value through reliable rising dividends for the long-term.”

Third Quarter Financial Results(1)

Total revenues for the third quarter of 2014 were $14.2 million, an increase of 279.8% compared to the three months ended September 30, 2013.

Rental revenues for the three months ended September 30, 2014 were $12.5 million, an increase of 328.3% from the same period in 2013, owing to the expansion of the Company’s portfolio to 64 properties totaling 2,524,950 square feet, of which 95.4% were leased as of September 30, 2014. On a pro forma basis as if all of the 2014 third quarter acquisitions occurred on the first day of the third quarter of 2014, rental revenues would have increased by an additional $3.6 million, to a pro forma total of $16.1 million.

Total expenses for the third quarter 2014 were $16.5 million, an increase of 220.3% or $11.3 million, compared to the third quarter of 2013.  The increase in expenses was the result of a $3.3 million increase in depreciation and amortization, a $3.2 million increase in general and administrative expense which included a $1.8 million amendment payment on our shared services agreement, a $2.2 million increase in acquisition related expenses, a $1.4 million increase in operating expenses, and a $1.1 million increase in interest expense. On a pro forma basis as if all of the 2014 third quarter acquisitions occurred on the first day of the third quarter of 2014, depreciation and amortization expense and operating expenses would have increased by an additional $1.4 million and $0.1 million, respectively.

Net loss for the third quarter of 2014 was $2.3 million, compared to a net loss of $1.4 million for the third quarter of 2013.

Net loss attributable to common shareholders for the third quarter of 2014 was $2.1 million, or $0.06 per diluted share based on 36.3 million weighted average shares outstanding.

Funds from operations (FFO) for the third quarter 2014, comprised of net loss plus $4.4 million of depreciation and amortization and $0.2 million of other property related add-backs, were $2.4 million, or $0.06 per diluted share. Normalized FFO, which adds back $2.9 million of acquisition expenses and the $1.8 million one-time shared services amendment payment, was $7.2 million, or $0.17 per diluted share.

Normalized Funds available for distribution (FAD) for the third quarter 2014, which consists of normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market leases, amortization of lease inducements, amortization of deferred financing fees and recurring capital expenditures, was $7.0 million, or $0.17 per diluted share for the third quarter 2014.

(1)   Comparative financial results for the three-month period ended September 30, 2013 reflect the Company’s results from July 24, 2013 through September 30, 2013 combined with the results of the Company’s predecessor from July 1, 2013 through July 23, 2013. The predecessor was not a legal entity but rather a combination of real estate entities under common control by The Ziegler Companies, Inc. and represents results prior to completion of our IPO and our ownership of the properties in our initial portfolio.

As previously announced, the Company declared a dividend of $0.225 per share for the third quarter. The dividend was paid on October 30, 2014 to shareholders of record on October 17, 2014.

Recent Events

On October 1, 2014, pursuant to the terms of the operating partnership’s partnership agreement, certain limited partners, including each of the Ziegler Funds, exercised their respective redemption rights of their common units in the operating partnership (“OP Units”).  In connection therewith, on October 1, 2014, the Company purchased an aggregate of 545,750 OP Units in exchange for an aggregate of approximately $7.5 million in cash and purchased an aggregate of 2,005,101 OP Units in exchange for an aggregate of 2,005,101 newly issued common shares.

On October 29, 2014 the Company closed on the purchase of five medical office buildings (the “Facilities”) located in the greater Harrisburg, Pennsylvania area for a purchase price of $23.1 million with a first year unlevered yield of 7.36%. The Facilities have approximately 128,000 square feet and are 97% occupied. Pinnacle Health System (“Pinnacle”) is the largest tenant occupying approximately 67% of the Facilities. Pinnacle is one of the premier healthcare systems in central Pennsylvania with the leading market share based on inpatient discharges in Harrisburg. Pinnacle provides a wide array of services, including diagnostic, therapeutic, inpatient, outpatient, cardiovascular and cardiothoracic surgery, orthopedics, and neurosurgery.

2014 Acquisition Guidance

The Company expects to acquire between $40 million and $80 million of additional real estate during the remainder of 2014.  This guidance is in addition to any previously announced acquisitions, including those detailed in the “Recent Events” portion of the press release.

Conference Call Information

The Company has scheduled a conference call on Wednesday, November 12, 2014 at 10:00 a.m. ET to discuss its financial performance and operating results for the third quarter ended September 30, 2014. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust Third Quarter 2014 Earnings Call or passcode 13592657. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning November 12, 2014 at 1:00 p.m. ET until November 20, 2014 at 11:59 p.m. ET, by dialing (877) 870-5176 (U.S.) or (858) 384-5517 (International); passcode: 13592657. A replay of the webcast will also be accessible on the Investor Relations website for one year following the event. The Company’s supplemental information package for the third quarter 2014 also will be accessible through the Investor Relations section of the Company’s website under the “Supplemental Information” tab.

About Physicians Realty Trust

Physicians Realty Trust (NYSE: DOC), a self-managed healthcare real estate company was organized in 2013 to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company is a Maryland real estate investment trust and elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes beginning with its short taxable year ended December 31, 2013. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of October 1, 2014, owns approximately 93.7% of the partnership interests in the operating partnership.

The Company had no business operations prior to completion of its initial public offering (the “IPO”) on July 24, 2013. The Company’s predecessor, which is not a legal entity, is comprised of the four healthcare real estate funds managed by B.C. Ziegler & Company (“Ziegler”), which are referred to as the Ziegler Funds, that owned directly or indirectly interests in entities that owned the initial properties the Company acquired through the operating partnership on July 24, 2013 in connection with completion of the IPO and related formation transactions.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward looking statement.  These forward-looking statements may include statements related to the Company’s ability to generate internal and external growth, the 2014 outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, and ability to execute its business plan.  While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this press release. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed by the Company with the SEC on March 21, 2014 and the information under the heading “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed by the Company with the SEC on May 7, 2014. Additional information will also be set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 to be filed with the SEC.

Physicians Realty Trust

Consolidated and Combined Statements of Operations

(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Rental revenues	$12,506	$2,920	$29,555	$7,952
Expense recoveries	1,355	798	3,445	2,399
Interest income on real estate loans and other	300	11	640	206
Total revenues	14,161	3,729	33,640	10,557
Expenses:
Interest expense, net	1,911	826	4,849	3,114
General and administrative	4,445	1,285	8,867	1,507
Operating expenses	2,531	1,130	6,367	3,578
Depreciation and amortization	4,413	1,146	10,565	3,123
Acquisition expenses	2,922	756	9,254	756
Management fees	—	—	—	475
Impairment loss	250	—	250	—
Total expenses	16,472	5,143	40,152	12,553
Loss before equity in income of unconsolidated entity, gain (loss) on sale of property, and noncontrolling interests:	(2,311)	(1,414)	(6,512)	(1,996)
Equity in income of unconsolidated entity	26	—	69	—
Gain (loss) on sale of property	34	(2)	34	(2)
Net loss	(2,251)	(1,416)	(6,409)	(1,998)
Less: (Income) loss attributable to Predecessor	—	(6)	—	576
Less: Net loss (income) attributable to noncontrolling interests —operating partnership	233	(61)	887	(61)
Less: Net (income) loss attributable to noncontrolling interests — partially owned properties	(76)	323	(226)	323
Net loss attributable to common shareholders	$(2,094)	$(1,160)	$(5,748)	$(1,160)
Net loss per share:
Basic and diluted	$(0.06)	$(0.10)	$(0.21)	$(0.10)
Weighted average common shares:
Basic and diluted	36,313,644	11,486,011	27,980,408	11,486,011

Dividends and distributions declared per common share and unit	$0.23	$0.18	$0.68	$0.18

Comparative financial results for the three-month period ended September 30, 2013 reflect the Company’s results from July 24, 2013 through September 30, 2013, combined with the results of the Company’s predecessor from July 1, 2013 through July 23, 2013. Comparative financial results for the nine-month period ended September 30, 2013 reflect the Company’s results from July 24, 2013 through September 30, 2013, combined with the results of the Company’s predecessor from Jan 1, 2013 through July 23, 2013.  The predecessor was not a legal entity but rather a combination of real estate entities under common control by The Ziegler Companies, Inc. and represents results prior to completion of our IPO and our ownership of the properties in our initial portfolio.

Physicians Realty Trust

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Investment properties:
Land and improvements	$70,561	$26,088
Building and improvements	567,342	193,184
Tenant improvements	5,986	5,458
Acquired lease intangibles	60,831	31,236
	704,720	255,966
Accumulated depreciation	(39,105)	(28,427)
Net real estate property	665,615	227,539
Real estate loan receivable	6,907	—
Investment in unconsolidated entity	1,324	—
Net real estate investments	673,846	227,539
Cash and cash equivalents	17,025	56,478
Tenant receivables, net	1,282	837
Deferred costs, net	5,097	2,105
Other assets	11,412	5,901
Total assets	$708,662	$292,860
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$70,000	$—
Mortgage debt	83,420	42,821
Accounts payable	633	836
Dividend payable	11,379	5,681
Accrued expenses and other liabilities	7,222	2,685
Acquired lease intangible, net	344	—
Total liabilities	172,998	52,023
Equity:
Common shares, $0.01 par value, 500,000,000 shares authorized, 45,376,115 and 21,548,597 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively.	453	215
Additional paid-in capital	511,500	213,359
Accumulated deficit	(37,674)	(8,670)
Total shareholders’ equity	474,279	204,904
Noncontrolling interests:
Operating partnership	60,679	35,310
Partially owned properties	706	623
Total noncontrolling interest	61,385	35,933
Total equity	535,664	240,837
Total liabilities and equity	$708,662	$292,860

Physicians Realty Trust

Reconciliation of Non-GAAP Measures

 (In thousands, except share and per share data)

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Net loss	$(2,251)	$(6,409)
Depreciation and amortization	4,413	10,565
Gain on sale and asset impairment	216	216
FFO	$2,378	$4,372
FFO per share and unit	$0.06	$0.14
Acquisition expenses	2,922	9,254
Net change in fair value of derivative financial instruments	(66)	(138)
Acceleration of deferred financing costs	141	141
Other normalizing items	1,800	1,800
Normalized FFO	$7,175	$15,429
Normalized FFO per share and unit	$0.17	$0.48

Normalized FFO	$7,175	$15,429
Non-cash share compensation	601	1,358
Straight-line rental revenue/expense	(1,200)	(2,785)
Amortization of acquired above/below market leases	76	194
Amortization of lease inducements	69	137
Amortization of deferred financing costs	274	626
Recurring capital expenditures	(10)	(97)
Normalized FAD	$6,985	$14,862
Normalized FAD per share and unit	$0.17	$0.46

Weighted average number of shares and units outstanding	41,224,028	32,323,682

This press release includes Funds From Operations, or FFO, and Normalized Funds Available For Distribution, or FAD, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts (“NAREIT”), and consequently, FFO is defined as net income/loss available to common share and unit holders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets. The Company believes that FFO is an important supplemental measure of its operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO described herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

The Company uses FFO as one of several criteria to measure the operating performance of its business. The Company further believes that by excluding the effect of depreciation, amortization, impairments on real estate assets and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs. The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Normalized FFO is calculated as FFO available to common share and unit holders excluding the impact of non-cash stock-based compensation and certain revenue and expense items identified in the table above. The Company believes that Normalized FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company’s computation of Normalized FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for the Company.

The Company defines Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO, non-cash compensation expense, straight-line rent adjustments, amortization of acquired above or below market leases, amortization of deferred financing costs and amortization of lease inducements. The Company believes Normalized FAD provides a meaningful supplemental measure of its ability to fund its ongoing distributions. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of the Company’s liquidity. Normalized FAD should be reviewed in connection with other GAAP measurements.